Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-278400, 333-294406, 333-290973, 333-286326, and 333-293656) and Form S-8 (File Nos. 333-291195 and 333-280017) of our report dated March 30, 2026 with respect to the financial statements of Tanbreez Mining Greenland A/S appearing in the Current Report on Form 6-K/A of Critical Metals Corp. dated May 14, 2026.

/s/ CBIZ CPAs P.C.

Houston, Texas

May 14, 2026